UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2022

SDCL EDGE Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40980	98-1583135
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

60 East 42nd Street, Suite 1100 New York, NY	10165
(Address of principal executive offices)	(Zip Code)

(212) 488-5509

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	SEDA.U	New York Stock Exchange LLC
Class A ordinary shares, par value $0.0001 per share	SEDA	New York Stock Exchange LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary shares at an exercise price of $11.50	SEDA WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of Steven J. Gilbert as Director

On March 9, 2022, Steven J. Gilbert notified the board of directors (the “Board”) of SDCL EDGE Acquisition Corporation (the “Company”) of his resignation from the Board and, as a result, also from any committees thereof to which he was assigned. Mr. Gilbert’s decision to leave the Board was not the result of any dispute or disagreement between the Company and Mr. Gilbert and/or the board of directors and Mr. Gilbert on any matter relating to the Company’s operations, policies or practices, including its controls of financial-related matters. Mr. Gilbert will continue his relationship with the Company as an advisor.

Appointment of Michael Naylor as Interim Chairman of the Audit Committee

No replacement to Mr. Gilbert has been appointed or elected at this time. On March 10, 2022, following the resignation of Mr. Gilbert, the Board appointed Michael Naylor to serve as interim chairman of the Audit Committee of the Company until an additional independent director and Audit Committee member is appointed.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SDCL EDGE Acquisition Corporation

Date: March 10, 2022	By:	/s/ Jonathan Maxwell
	Name:	Jonathan Maxwell
	Title:	Co-Chief Executive Officer

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